Exhibit 23.14

CONSENT OF EXPERT

June 16, 2025

Eldorado Gold Corporation

United States Securities and Exchange Commission

Ladies and Gentlemen:

Re: Eldorado Gold Corporation

Mining Plus Canada Consulting Ltd. hereby consents to (i) the written disclosure regarding:

•	the quotation, inclusion or summary of those portions the Technical Report, Skouries Project, Greece, effective January 22, 2022 originally prepared by John Battista for which the undersigned is responsible for; and
•	other information pertaining to this project

and (ii) the references to the undersigned’s name in connection with the preparation and review of the aforementioned scientific or technical information, in each case, contained in or incorporated by reference into this Registration Statement on Form S-8 being filed by Eldorado Gold Corporation with the United States Securities and Exchange Commission, and any amendments thereto.

Mining Plus Canada Consulting Ltd.

By:	/s/ Jason Blais
Name: Jason Blais, P.Eng.
Title: Manager – Plan